Exhibit 10.2

AAA CAPITAL ENERGY FUND L.P. II

SUBSCRIPTION/EXCHANGE AGREEMENT

To accompany the Private Placement Offering Memorandum and Disclosure Document dated July 1, 2012.

NOT FOR USE AFTER APRIL 1, 2013.

Morgan Stanley Smith Barney Account	Full Name of Account

CASH SUBSCRIPTIONS Note: only use this section for cash purchases or adding cash to an exchange subscription to meet the minimum

Partnership	Minimum Subscription Amounts $25,000; $10,000 for ERISA/IRA investors $10,000 for additional subscriptions (all accounts)

AAA Capital Energy Fund L.P. II	$

EXCHANGE SUBSCRIPTIONS (AVAILABLE FOR TRAIL OPTION ONLY)

Fund name and/or security number(s) for commodity pool(s) from which units are to be redeemed to exchange	ALL MINIMUMS APPLY Check Box to specify entire interest or quantity of units to be redeemed to exchange

☐ Entire Interest or Units

☐ Entire Interest or Units

☐ Entire Interest or Units

This Subscription/Exchange Agreement must be received by the General Partner no later than 3 business days prior to calendar month-end to be included in the current close. Enter Subscription/Exchange order before sending Agreement to the below address. Client(s) signature MUST be original and therefore can not be faxed or scanned to the General Partner. Account will be debited upon receipt of this Agreement by the General Partner.

For Branch Use: FA/PWA Payment Type: Check one:              (Trail)              (Upfront)

Mail completed Subscription Agreement to:	Ceres Managed Futures LLC 522 Fifth Ave, 14th Fl New York, New York 10036 (212) 296-1999

Financial Advisor/Private Wealth Advisor Name	Employee ID/FA/PW Number	FA/PW Advisor’s Telephone No.

Client Service Associate Name	Client Service Associate Telephone No.

By executing the signature page of this Subscription Agreement and Power of Attorney (the “Agreement”), you (for yourself and any co-subscriber, and, if you are signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Morgan Stanley Smith Barney LLC, Ceres Managed Futures LLC (the “General Partner”) and AAA Capital Energy Fund L.P. II (the “Partnership”), as follows (as used below, the terms “you” and “your” refer to you and your co-subscriber, if any, or if you are signing on behalf of an entity, such entity). You understand that Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Morgan Stanley Smith Barney LLC, the General Partner, and the Partnership will rely upon all of your statements and representations in this Agreement in deciding whether to allow you to invest in the Partnership.

(1) You have received and carefully read, understand and agree to abide by the terms of investment as described in the Private Placement Memorandum and Disclosure Document dated July 1, 2012 (the “Memorandum”) and the limited partnership agreement (the “Limited Partnership Agreement”) including any supplements and exhibits thereto, relating to and describing the terms and conditions of the private placement of units of limited partnership interest (the “Units”). You hereby acknowledge that no person is authorized to give any information or to make any statement not contained in the Memorandum or the Limited Partnership Agreement, and that any information or statement not contained in the Memorandum or the Limited Partnership Agreement must not be relied upon as having been authorized by the Partnership. You represent that an investment in the Partnership in the amount subscribed, despite its substantial risk, is suitable and appropriate for you given your investment objectives, risk tolerance, other holdings, and financial situation and needs, and you understand that an investment in the Partnership is speculative and may result in the complete loss of your investment. You have carefully reviewed and understand the various risks of an investment in the Partnership, including those summarized under “Risk Factors” and “Conflicts of Interest” in the Memorandum.

(2) You understand that the General Partner intends to restrict investment in the Partnership to purchasers who are “accredited investors” as defined in Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). You hereby represent that you are an “accredited investor” because you satisfy one or more of the following categories of “accredited investor:”

INDIVIDUAL INVESTORS

Please check ALL applicable boxes below.

☐	I have a net worth (or joint net worth together with my spouse) in excess of $1,000,000. I understand that the term “net worth” means the excess of total assets at fair market value, excluding the value of my primary residence, over total liabilities. In calculating net worth, I have not included as a liability any indebtedness that is secured by my primary residence other than the amount of such indebtedness in excess of (i) the amount outstanding 61 days ago, unless incurred as a result of the acquisition of such residence, or (ii) the estimated fair market value of such residence (whichever excess amount of indebtedness is greater).

☐	I have had an annual income during the last two full calendar years of in excess of $200,000 (or joint income together with my spouse of in excess of $300,000) and reasonably expect to have an annual income in excess of $200,000 (or joint income together with my spouse of in excess of $300,000) during the current calendar year.

INVESTORS OTHER THAN INDIVIDUALS INCLUDING TRUSTS, CORPORATIONS OR PARTNERSHIPS

Please check ALL applicable boxes below.

☐	Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

☐	Any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Securities Act.

☐	Any investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of that Act.

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

☐	An employee benefit plan within the meaning of Title I of ERISA, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000.

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under Regulation D.

☐	Any trust that is an accredited investor because it is a revocable trust which may be amended or revoked at any time by the grantors thereof and all of the grantors are accredited investors.

☐	Any entity in which all of the equity owners are accredited investors.

(3) You are acquiring the Units for your own account, as principal, for investment and not with a view to the resale or distribution of all or any part of such Units.

(4) Units were not offered to you by means of any general solicitation or general advertising by the General Partner or any person acting on its behalf, including without limitation (a) any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or (b) any seminar or meeting to which you were invited by any general solicitation or general advertising.

(5) (i) You have a net worth alone or with your spouse exceeding ten (10) times your investment; (ii) you have either the capacity to protect your interests in connection with this transaction; or (iii) you are able to bear the economic risk of the investment.

(6) You are of legal age to execute this Agreement and are legally competent and authorized to make this investment.

(7) You represent that you are a U.S. resident or a U.S. citizen. If you are not a U.S. resident or U.S. citizen, you agree to pay or reimburse Morgan Stanley Smith Barney LLC (the “Selling Agent”) or the Partnership for any taxes, including but not limited to withholding tax imposed with respect to your Units.

(8) Unless representation (9) below is applicable, your subscription is made with your funds for your own account and not as trustee, custodian or nominee for another.

(9) If you are subscribing as custodian for a minor, either (a) the subscription is a gift you have made to that minor and is not made with that minor’s funds, in which case the representation in number (2) above applies only to you, as the custodian; or (b) if the subscription is not a gift, the representation in number (2) above applies only to that minor.

(10) If you are subscribing in a representative capacity, you have full power and authority to make this investment and enter into and be bound by this Agreement on behalf of the entity for which you are purchasing the Units, and that entity has full right and power to purchase the Units and enter into and be bound by this Agreement and become a limited partner pursuant to the Limited Partnership Agreement, and has been duly organized and is validly existing and is in good standing in the jurisdiction of its formation. In your representative capacity, you have determined that an investment by either the represented beneficiary or beneficial owner in the Partnership (i) is consistent with the investment objectives, (ii) is in the best interests of, and (iii) is within the risk tolerance of such investor’s investment in the Partnership. You have also satisfied any additional due diligence obligation you may have to your beneficiaries or beneficial owners.

(11) If you are subscribing for a joint or community property account, you have full power and authority to purchase Units and enter into and be bound by this Agreement on behalf of the joint or community property account.

(12) You either: (a) are not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”); or (b) if so required, you are duly registered with the CFTC and are a member in good standing of the NFA. It is an NFA requirement that the General Partner attempt to verify that any person or entity that seeks to purchase Units be duly registered with the CFTC and a member of the NFA, if required. You agree to supply the General Partner with such information as the General Partner may reasonably request in order to attempt such verification. Certain entities that invest in the Partnership may, as a result, themselves become “commodity pools” within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, may be required to register as “commodity pool operators.”

(13) You have carefully reviewed and understand the fees and expenses that are directly and indirectly assessed on the Partnership.

(14) You understand that the General Partner is an affiliate of Citigroup Global Markets Inc., which will serve as a selling agent and commodity broker for the Partnership and may, along with its affiliates, serve as an FX counterparty for the Partnership, and Morgan Stanley Smith Barney LLC, which will also serve as the selling agent for the Partnership. You further understand that the Partnership is subject to conflicts of interest as discussed in the “Conflicts of Interest” section in the Memorandum. You also understand that Citigroup Global Markets Inc. credits up to 83.33% of the brokerage fees to financial advisors who sell Units in the Partnership and the prospect of receiving these fees may provide the General Partner (including its affiliates), the Selling Agent and your Morgan Stanley Smith Barney LLC financial advisor or private wealth advisor with interests that potentially conflict with your own in respect of your investment in the Partnership. You consent to such conflicts and you covenant not to object to or bring any proceedings against any of the foregoing relating to any such conflicts of interest, provided that Citigroup Global Markets Inc. and the relevant Morgan Stanley (including Morgan Stanley Smith Barney LLC) parties comply with the appropriate standard of liability as set forth in the Limited Partnership Agreement or any other relevant controlling agreement.

(15) You understand that the Units are illiquid and have not been registered under the Securities Act, or any similar state law, and cannot be transferred, sold, pledged or assigned except in certain limited circumstances, and with the consent of the General Partner, as set forth in the Limited Partnership Agreement. You understand that the Partnership has no intention or obligation to register the Units under the Securities Act.

(16) You have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of an investment in the Partnership and are able to make an informed investment decision. You are not relying on the General Partner, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Morgan Stanley Smith Barney LLC, or any of their affiliates with respect to any legal, tax, or economic considerations relating to your investment decision, and you further understand that the only disclosures for which the Partnership, the General Partner, Citigroup Global Markets, Morgan Stanley & Co. LLC, Morgan Stanley Smith Barney LLC, or any affiliates, as applicable, accepts any responsibility relating to your investment are those set forth in the Memorandum and the Limited Partnership Agreement.

(17) You agree that neither the Partnership, the General Partner, Citigroup Global Markets Inc., Morgan Stanley Smith Barney LLC, nor their respective affiliates, nor their respective managers, officers, directors, members, equity holders, employees or other applicable representatives (collectively, “Affiliated Persons”), shall incur any liability (a) in respect of any action taken upon any information provided to the Partnership, the General Partner, Citigroup Global Markets Inc., Morgan Stanley Smith Barney LLC, or their Affiliated Persons by you or for relying on any notice, consent, request, instructions or other instrument believed, in good faith, to be genuine or to be signed by properly authorized persons on your behalf, including any document transmitted in a manner consistent with the Notice section herein, or (b) for adhering to applicable anti-money laundering obligations whether now or hereinafter in effect.

(18) You agree to indemnify and hold harmless the Partnership, the General Partner, Citigroup Global Markets Inc., Morgan Stanley Smith Barney LLC, and their Affiliated Persons from and against any and all direct and consequential losses, damages, liabilities, costs or expenses (including reasonable attorneys’ and accountants’ fees and disbursements) whether incurred in an action between the parties hereto or otherwise or resulting from any unsuccessful proceeding or other action brought by you against any of the foregoing relating to the Partnership or the offering of the Units (collectively, “Losses”) which the Partnership, the General Partner, Citigroup Global Markets Inc., Morgan Stanley Smith Barney LLC, and their Affiliated Persons, or any one of them, may incur by reason of or in connection with this Agreement, including any misrepresentation made by you or any of your agents, any breach of any declaration, representation or warranty by you, the failure by you to fulfill any covenant or agreements under this Agreement, our reliance on facsimile, electronic copy or other instructions, or the assertions of your lack of proper authorization from any beneficial owners to execute and perform the obligations under this Agreement. You also agree that you will indemnify and hold harmless the Partnership, the General Partner, Citigroup Global Markets Inc., Morgan Stanley Smith Barney LLC, and their Affiliated Persons, or any one of them, for any Losses they may incur in connection with your failure to comply with any applicable law, rule or regulation (including anti-money laundering laws and regulations) having application to the Partnership, the General Partner, Citigroup Global Markets Inc., Morgan Stanley Smith Barney LLC, or their Affiliated Persons.

(19) You hereby represent and agree that the name, address, and ownership capacity on the Morgan Stanley Smith Barney LLC account referenced on this Agreement are your true and correct name, address, and ownership capacity, that the name, address, and ownership capacity on the Partnership’s books and records shall be the same as your name, address, and ownership capacity on such account, and that you will promptly notify Morgan Stanley Smith Barney LLC of any change in your address, which change shall also be effective for all Partnership purposes. You also agree to promptly notify us if any representation, warranty or statement in this Agreement becomes incomplete, untrue or inaccurate.

(20) All the representations, warranties and information that you have provided in this Agreement and that you provided upfront during the initial intake process are correct and complete as of the date of this Agreement, and, if there should be any material change in such information you provided either in this Agreement or during the initial intake process prior to or after your admission as a limited partner, you will immediately furnish such revised or corrected information to your Morgan Stanley Smith Barney LLC financial advisor or private wealth advisor. You acknowledge that the Partnership, the General Partner, Citigroup Global Markets Inc., Morgan Stanley Smith Barney LLC, and their Affiliated Persons will rely on such information, representations and warranties on an ongoing basis.

Additional Representations and Warranties regarding Anti-money Laundering:

(21) During the intake process, you previously made certain representations and warranties that your subscription is in compliance with the applicable anti-money laundering laws and regulations as of such time and that there have been no material developments to make such representations and warranties false. Additionally, you represent and warrant that: you are not (a) a “Prohibited Investor” which includes: (i) an individual, entity or organization that is named on the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) List of Specially Designated Nationals and Blocked Persons (the “SDN List”), or that is located in, organized under the laws of, a citizen or resident of, or the government of a country or territory that is subject to U.S. trade or economic sanctions administered by OFAC; (ii) a foreign shell bank; and (iii) a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the Financial Action Task Force (“FATF”);1 (b) a senior foreign political figure,2 an immediate family member of a senior foreign political figure,3 or a close associate of a senior foreign political figure4 within the meaning of the USA Patriot Act of 2001.5 You also represent and warrant that, to the best of your knowledge and belief, after appropriate due diligence, none of (a) each person controlling or controlled by you; (b) if you are a privately held entity, each person holding a senior management position or any beneficial equity interest in you; nor (c) any person for whom you are acting as agent, representative, or nominee in connection with this investment, is named on the SDN List or is otherwise subject to U.S. trade or economic sanctions administered by OFAC.

You acknowledge that due to money laundering requirements within their respective jurisdictions, the Partnership and the General Partner (and/or the administrator, if applicable) acting on behalf of the Partnership may require further identification of the Subscriber and the source of payment before this Agreement can be processed.

You acknowledge that if, following the date of acceptance of your subscription, the General Partner (or administrator, if applicable) reasonably believes that you are or have become a “Prohibited Investor,” or have otherwise breached the representations and warranties herein as to identity, the Partnership may be obliged to freeze your investment, require you to immediately withdraw your investment, or take such other action as the Partnership considers necessary or required in accordance with applicable regulations.

Additional Representations and Warranties of Investor:

(22) You represent and warrant that, except as you may disclose in writing to the General Partner, you are not subject to the Freedom of Information Act or any similar state, county or municipal legislation or regulation under which you are or may be compelled to disclose to the public any information regarding your investment in the Partnership or the commodity trading advisor.

(23) You represent that the Form W-9 that you previously completed and returned to your Morgan Stanley Smith Barney LLC financial advisor or private wealth advisor remains current as of the date of this Agreement, and, if there should be any material change in such information prior to or after your admission as a limited partner, you will immediately furnish a revised Form W-9 to your Morgan Stanley Smith Barney LLC financial advisor or private wealth advisor.

(24) You agree that the representations and warranties in this Agreement may be used as a defense in any actions relating to the Partnership or the offering of the Units, and that it is only on the basis of such representations and warranties that the General Partner and the Selling Agent may be willing to accept your subscription for Units.

Additional Representation and Warranty for Exchange Subscribers:

(25) You are the true, lawful, and beneficial owner of the Units (or fractions thereof) to be redeemed pursuant to this Agreement, with full power and authority to request redemption and make a subsequent investment in the Partnership. The Units (or fractions thereof) which you are redeeming are not subject to any pledge or are otherwise encumbered in any fashion.

[1]	The current list of FATF member countries and territories may be found at http://www.fatf-gafi.org.
[2]	A “senior foreign political figure” is defined as a current or former senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a current or former senior official of a major foreign political party, or a current or former senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
[3]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.
[4]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of a senior foreign political figure.
[5]	The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56 (2001).

Additional Representations and Warranties for Employee Benefit Plan and IRA Investors:

(26) If you are a “Benefit Plan Investor” (within the meaning of Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), you are a fiduciary (within the meaning of ERISA) with respect to the subscriber and you are responsible for purchasing the Units, and such purchase is in accordance with ERISA requirements and will not constitute a prohibited transaction under ERISA or the Internal Revenue Code of 1986, as amended (the “Code”). The term “Benefit Plan Investor” means (a) an employee benefit plan subject to the provisions of Part 4 of Title I of ERISA, (b) a plan or individual retirement account subject to Section 4975(e)(1) of the Code, or (c) an entity whose underlying assets are deemed to include ERISA plan assets by reason of investment in such entity by investors described in clauses (a) and/or (b). You are not a participant-directed defined contribution plan. You understand that the General Partner in its sole discretion may limit investments in the Partnership so that less than 25% of the Units of the Partnership are owned by Benefit Plan Investors, and the General Partner may require a Benefit Plan Investor to redeem its interest in the Partnership if such 25% limit would be exceeded.

(27) If you are a Benefit Plan Investor, you also represent that either (a) or (b) as follows is true:

(a) neither the General Partner nor any of its affiliates (i) manages any part of your investment portfolio on a discretionary basis, (ii) regularly gives investment advice for a fee with respect to your assets, or (iii) has an agreement or understanding, written or unwritten, with you under which you receive information, recommendations or advice concerning investments that are used as a primary basis for your decisions, or under which you receive individualized investment advice concerning your assets; or

(b) you are independent of the General Partner, have studied the Memorandum and have made an independent decision to make the investment solely on the basis of such Memorandum and without reliance on any other information or statements as to the appropriateness of the investment, and neither the General Partner nor its employees or affiliates: (i) has exercised any investment discretion or control with respect to your investment; (ii) has authority, responsibility to give, or has given individualized investment advice with respect to your investment; or (iii) is the employer maintaining or contributing to you.

(28) If you are a Benefit Plan Investor, you also represent that both (a) and (b) as follows are true:

(a) the plan’s investment in the Partnership does not violate and is not otherwise inconsistent with the terms of any legal document constituting the plan or any trust agreement thereunder; and

(b) the subscriber will, at the request of the Partnership, furnish the Partnership with such information as the Partnership may reasonably require to establish that the purchase of the Units by the plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein.

(29) If you are a benefit plan or retirement account that is not a “Benefit Plan Investor” as defined in number (26) above, such as a governmental plan, a non-U.S. benefit plan, or a church plan that is not subject to ERISA, this investment is in accordance with legal requirements applicable to you.

ACCEPTANCE OF THE LIMITED PARTNERSHIP AGREEMENT

You agree that as of the date that your name is entered on the books of the Partnership, you shall become a limited partner of the Partnership. You also agree to each and every term of the Limited Partnership Agreement of the Partnership as if you signed that Limited Partnership Agreement. You further agree that you will not be issued a certificate evidencing the Units that you are purchasing, but that you will receive a confirmation of purchase in Morgan Stanley Smith Barney LLC’s customary form.

POWER OF ATTORNEY AND GOVERNING LAW

You hereby irrevocably constitute and appoint Ceres Managed Futures LLC, the general partner of the Partnership (in addition to and not by way of limitation of the Power of Attorney included in the Limited Partnership

Agreement), as your true and lawful Attorney-in-Fact, with full power of substitution, in your name, place, and stead: (1) to do all things necessary to admit you as a limited partner of the Partnership; (2) to admit others as additional or substituted limited partners to the Partnership so long as such admission is in accordance with the terms of the Limited Partnership Agreement or any amendment thereto; (3) to file, prosecute, defend, settle, or compromise any and all actions at law or suits in equity for or on behalf of the Partnership in connection with any claim, demand, or liability asserted or threatened by or against the Partnership; and (4) to execute, acknowledge, swear to, deliver, file, and record on your behalf and, as necessary, in the appropriate public offices, and publish: (a) the Limited Partnership Agreement and certificate of limited partnership and all amendments thereto permitted by the terms thereof; (b) all instruments that the General Partner deems necessary or appropriate to reflect any amendment, change, or modification of the Limited Partnership Agreement or the certificate of limited partnership made in accordance with the terms of the Limited Partnership Agreement; (c) certificates of assumed name; and (d) all instruments that the General Partner deems necessary or appropriate to qualify or maintain the qualification of the Partnership to do business as a foreign limited partnership in other jurisdictions. You agree to be bound by any representation made by the General Partner or any successor thereto acting in good faith pursuant to this power of attorney.

The power of attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive your death, incapacity, dissolution, liquidation, or termination.

The validity and construction of this Agreement is governed by, and construed in accordance with, the laws of the State of New York (without regard to its choice of law principles); provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Agreement.

ANY ACTION OR PROCEEDING RELATING IN ANY RESPECT TO THIS AGREEMENT, THE OPERATION OF THE PARTNERSHIP OR THE OFFERING OF THE UNITS AGAINST YOU, THE PARTNERSHIP OR THE GENERAL PARTNER MAY BE BROUGHT AND ENFORCED IN THE COURTS OF THE CITY, COUNTY, AND STATE OF NEW YORK OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFORE) IN THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND YOU, THE GENERAL PARTNER AND THE PARTNERSHIP IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH STATE AND FEDERAL COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. YOU, THE GENERAL PARTNER AND THE PARTNERSHIP IRREVOCABLY WAIVES ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO LAYING THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN THE COURTS OF THE CITY, COUNTY, AND STATE OF NEW YORK OR IN THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

YOU HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM AGAINST THE PARTNERSHIP AND THE GENERAL PARTNER RELATING IN ANY RESPECT TO THIS AGREEMENT, THE OPERATION OF THE PARTNERSHIP AND THE OFFERING OF THE UNITS.

YOU HEREBY AGREE THAT SERVICE OF PROCESS MAY BE EFFECTED IN THE SAME MANNER AS NOTICES ARE GIVEN PURSUANT TO THE NOTICE SECTION BELOW.

MISCELLANEOUS

Equitable Relief. You agree that the Partnership, the General Partner and their affiliates would be subject to potentially irreparable injury as a result of any breach by you of any of the representations, warranties, acknowledgements, covenants, or agreements set forth in this Agreement, and that monetary damages would not be sufficient to compensate or make whole the Partnership, the General Partner and their affiliates for any such breach. Accordingly, you agree that the Partnership and the General Partner, separately or together, shall be entitled to equitable and injunctive relief, on an emergency, temporary, preliminary, and/or permanent basis, so as to prevent any such breach or the continuation thereof.

Survival; Legal Effect.

(i) You agree that the representations, warranties, agreements, and covenants set forth in this Agreement shall, in pertinent part, survive the acceptance (or rejection) of this Agreement, and any subsequent withdrawal from the Partnership by you.

(ii) This Agreement shall be binding upon you to the extent set forth herein prior to acceptance of you as a limited partner and, if accepted, on you and the General Partner, its affiliates, and shall inure to the benefit of you, the General Partner, its affiliates and the Partnership.

Severability. In the event that any provision of this Agreement is held to be invalid or unenforceable in any jurisdiction, such provision shall be deemed modified to the minimum extent necessary so that such provision, as so modified, shall no longer be held to be invalid or unenforceable. Any such modification, invalidity, or unenforceability shall be strictly limited both to such provision and to such jurisdiction, and in each case to no other. Furthermore, in the event of any such modification, invalidity, or unenforceability, this Agreement shall be interpreted so as to achieve the intent expressed herein to the greatest extent possible in the jurisdiction in question and otherwise as set forth herein.

Counterparts; Facsimiles and Electronic Copies.

(i) The execution page may be executed in one or more counterparts, together shall constitute the same document. It is the General Partner’s policy to require submission of manually executed copies of this Agreement. In rare occasions, and in the sole discretion of the General Partner, the General Partner may from time-to-time permit facsimiles and/or electronic copies to have the same binding force as originals.

(ii) You agree that the General Partner is authorized to accept and execute the execution page, as well as any instructions given by you, in original signed form or by facsimile or electronic copy. If instructions are given by facsimile or electronic copy, you shall promptly courier the original signed form to the General Partner and shall indemnify the Partnership, the General Partner and their affiliates for any losses and damages suffered by them as a result of acting on faxed or e-mailed instructions rather than instructions in original signed form. You further agree that the Partnership, the General Partner and their affiliates, are entitled to rely conclusively on, and shall incur no liability in respect of any action taken on the basis of, any notice, consent, request, instruction, or other instrument believed in good faith to be genuine or to be signed by properly authorized persons.

Entire Agreement. This Agreement and the Limited Partnership Agreement contain the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and supersede any prior agreements and understandings of the parties relating to such subject matter.

No Waiver.

(i) No failure or delay on the part of the Partnership, the General Partner and their affiliates in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. Failure on the part of the Partnership, the General Partner and their affiliates to challenge any act by you or to declare you in default with respect to the Partnership, the General Partner and their affiliates, irrespective of how long that failure continues, shall not constitute a waiver by the Partnership, the General Partner and their affiliates of their rights with respect to that default until the applicable statute of limitations period has run.

(ii) Any waiver granted by the General Partner with respect to any term of this Agreement hereunder must be in writing, signed by an authorized representative of the General Partner, and shall be valid only in the specific instance in which given.

Confidentiality.

(i) You understand that the information requested in this Agreement is needed in order to ensure compliance with applicable laws and regulations, including, but not limited to, applicable anti-money laundering laws and regulations. You acknowledge that you will receive or have access to confidential proprietary information concerning the Partnership, including, without limitation, portfolio positions, valuations, information regarding potential investments, financial information, trade secrets and the like (collectively, “Confidential Information”), which is proprietary in nature and non-public. You agree that, except with the prior written consent of the General Partner, you have and you shall at all times keep confidential any Confidential Information to which you have been or shall become privy relating to the business or assets of the Partnership, the General Partner, the commodity trading advisor and their affiliates unless required to be disclosed by law; provided, that before you make any disclosure of Confidential Information required by law, you shall so inform the General Partner and shall give the General Partner, to the greatest extent practicable, an opportunity to contest whether such information is required by law to be disclosed. Furthermore, you have not reproduced, duplicated or delivered (and will not reproduce, duplicate or deliver) the Memorandum or this Agreement and any and all other Partnership related documents to any other person, except your professional advisors or as instructed by the Partnership.

(ii) Notwithstanding anything to the contrary contained herein, you (and each of your employees, agents or other representatives, as applicable) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated herein and all materials of any kind provided by you relating to such tax treatment and tax structure (as such terms are defined in U.S. Treasury Regulation section 1.6011-4).

Notices.

Notice shall be provided in accordance with the Limited Partnership Agreement.

RECEIPT OF DOCUMENTATION

The regulations of the CFTC require that you be given a copy of the Memorandum, as well as additional documentation consisting of: (a) any required supplements or amendments to the Memorandum, and (b) the most current monthly account statement (report) for the Partnership. You hereby acknowledge receipt of the Memorandum and any such additional documentation.

THE SUBSCRIPTION PROCESS

In order to invest in the Partnership, you must (1) date, complete and execute one copy of this Agreement and (2) deliver or mail the Agreement to your Morgan Stanley Smith Barney LLC financial advisor or private wealth advisor at such person’s Morgan Stanley Smith Barney LLC branch office in time for it to be forwarded and received by the General Partner at Morgan Stanley Smith Barney Managed Futures, 522 Fifth Avenue, 14th Floor, New York, New York 10036, no later than 3:00 p.m. New York City time, on the third to last business day of the month. This subscription is not binding on the Partnership unless and until it is accepted by General Partner, The General Partner may accept or reject this subscription in whole or in part for any reason whatsoever.

THIS IS A SPECULATIVE INVESTMENT. YOU COULD LOSE ALL OR SUBSTANTIALLY ALL OF YOUR INVESTMENT.

SIGNATURE(S) — You MUST sign Either Section A or Section B Below.

By signing below you acknowledge that you have received and carefully read, understand and agree to abide by the terms of investment as described in the Memorandum and the Limited Partnership Agreement, including any supplements and exhibits thereto.

Section A. Please sign here if you are an: INDIVIDUAL or INDIVIDUAL RETIREMENT ACCOUNT.

If you are subscribing for a joint or community property account, the statements, representations, and warranties set forth in this Subscription and Exchange Agreement and Power of Attorney shall be deemed to have been made by each owner of the account. (If the Units will be owned by tenants-in-common, signatures of all owners are required.)

X		X
Signature of Subscriber	Date	Signature of Co-Subscriber	Date

Print Full Name of Subscriber		Print Full Name of Co-Subscriber

Section B. Please sign here if you are an: ENTITY, TRUST, BENEFIT PLAN INVESTOR (see number (26) on page B-7 for the definition) or OTHER (please specify)                             .

ACCEPTANCE OF SUBSCRIPTION ON BEHALF OF ERISA PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR MORGAN STANLEY SMITH BARNEY LLC THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

The undersigned officer, partner, trustee, manager, or other representative hereby certifies and warrants that s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, or members to make the statements, representations, and warranties made herein on their behalf.

X
Print Full Name of Entity	Signature of Person Signing for Entity	Date

Title:

Print Full Name of Person Signing for Entity